UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 31, 2006
Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-9061 (Commission File Number)	95-2412961 (IRS Employer Identification No.)

6060 Sepulveda Boulevard Van Nuys, CA (Address of Principal Executive Offices)	91411-2501 (Zip Code)
Registrant’s telephone number, including area code: (818) 787-2100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 31, 2006, the Company announced that it acquired all of the outstanding common stock of Rush Computer Rentals, Inc. (“Rush”), pursuant to a Stock Purchase Agreement dated as of January 31, 2006 by and among the Company, Rush and its shareholders (the “Purchase Agreement”).
     The purchase price was $9.5 million, subject to certain adjustments, plus up to $1 million payable upon the achievement of certain revenue milestones. Two million dollars of the purchase price is being held in an escrow for up to two years, subject to customary claims and adjustments.
     The foregoing description does not purport to be a complete statement of the parties, rights and obligations under the Purchase Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
99.1 Press release dated January 31, 2006
99.2 Stock Purchase Agreement dated as of January 31, 2006 by and among Electro Rent Corporation, Rush Computer Rentals, Inc. and its shareholders.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: February 2, 2006	By:	/s/ Craig R. Jones

Craig R. Jones
Vice President and Chief Financial Officer

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